Exhibit 10.9

EMPLOYMENT CONTRACT

AGREEMENT made the 7th day of October, 2003

B E T W E E N:

JASON JASPAR, Businessman, of 230 East 37th Avenue, Vancouver, B.C. V5W 1E6

(the "Executive")

-and -

DIGITAL YOUTH NETWORK INC., a corporation continued under the federal laws of Canada whose address is Suite 2055, 88 W. Pender Street, Vancouver, B.C. V6B 4N9

(the "Company")

WHEREAS, the Executive and the Company wish to execute this Agreement in order to determine their rights and obligations in relation to the Executive's employment by the Company:

IN CONSIDERATION of (i) the payment of the sum of $100.00 to the Executive by the Company, (ii) the mutual covenants and agreements herein contained and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Executive, the parties hereby agree with one another as follows:

1. INTERPRETATION

1.1 Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a) "Affiliate" and "Subsidiary" will have the respective meanings ascribed to such terms by the Canada Business Corporations Act on the date hereof;

(b) "Board" means the board of directors of the Company from time to time;

(c) "Business" means the business carried on by the Company of distributing wireless telecommunication handsets and the sale of advertising over wireless and other media, and such other business as is carried on by the Company from time to time;

(d) "Business Day" means any day of the week except Saturday, Sunday or any statutory or civic holiday observed in British Columbia;

(e) "Competitive Business" means a business similar to the Business which competes with the Company for Customers or employees or in respect of the development of Products;

(f) "Customer" means any Person who is a customer of the Company during the Time Period;

(g) "Effective Date" means October 1, 2003;

(h) "Intangible Property" means all discoveries, inventions, improvements, techniques, concepts and ideas, whether patentable or not, know-how and similar intangible property made, discovered, conceived, invented or improved by the Executive since the beginning of his employment by the Company, during the term of his employment hereunder and for 6 months thereafter, whether alone or with others and whether during regular working hours and through the use of the facilities and property of the Company or any affiliate or otherwise, in any way relating to the Business of the Company or any affiliate;

(i) "Person " includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other entity recognized by law;

(j) "Product" means:

(i) any product or service manufactured, sold or distributed or any product being developed by the Company as part of the operation of the Business; and

(ii) any product or service which is designed to serve the same purpose as, or which is readily capable of being used to serve the same purpose as any of the products or services referred to in paragraph (i) above;

(k) "Pro-forma Goals" means the Pro-forma financial goals set forth on Schedule "A" hereto;

(l) "Territory" means those provinces of Canada and states of the United States of America in which the Company carries on its Business as at the date of this Agreement and any additional province or state in which the Company hereafter carries on its Business; and

(m) "Time Period" means the period commencing on the date hereof and ending 2 years after the termination of the employment of the Executive with the Company for any reason whatsoever.

1.2 Headings and Division

The division of this Agreement into Articles, Sections and Subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and will not be considered part of this Agreement. References to an Article, Section or Subsection are to the corresponding Article, Section or Subsection of this Agreement.

1.3 Number and Gender

In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

1.4 Currency

All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

1.5 Interpretation

The terms and provisions of this Agreement will not be construed against the Company merely because the Company has acted to prepare this Agreement.

2. EMPLOYMENT

The Company hereby agrees to employ the Executive as its General Manager and the Executive hereby accepts such employment, on and subject to the terms of this Agreement. In faithfully and diligently performing his duties and responsibilities as General Manager of the Company, the Executive will comply with all lawful and reasonable instructions as may from time to time be given to him by the President of the Company or its Board of Directors. The Company reserves the right during the course of the Executive's employment to modify the Executive's duties and responsibilities as the Company deems necessary and appropriate from time to time.

3. TERM

This Agreement and the Executive's employment will be for a term of one year commencing on the Effective Date and expiring on September 30, 2004, subject to earlier termination as provided in Article 12. At the end of the initial term of this Agreement, it will be automatically renewed for successive one year periods unless either party gives written notice to the other party of non-renewal at least 90 days in advance of the expiration date of the then current term or period. The initial term and each additional one year period during which this Agreement remains in effect are collectively referred to as the "Term").

4. DUTIES

4.1 Devotion of Time

During the Term, the Executive will

(a) devote substantially all of his full time and energies to the Business and affairs of the Company and its subsidiaries;

(b) well and faithfully serve the Company and its subsidiaries;

(c) use his best efforts, skills and abilities to promote the interests of the Company and its subsidiaries; and

(d) serve as an officer and director of the Company and any subsidiary of the Company if duly elected or appointed as such.

4.2 Duties

The Executive's duties will include but not be limited to the following:

(a) direction and oversight of day-to-day operations, including purchasing, distribution and employee management.

(b) Establishing and implementing short-term and long-range goals, objectives, policies and operating structure and procedures;

(c) monitoring, evaluation and correction of corporate programs;

(d) recruitment, employing, training, supervision and evaluation of staff;

(e) periodic reporting on operations to President and Board of Directors;

The Executive will also perform such other tasks and duties related to the foregoing as may from time to time be determined by the President or the Company's Board. The Executive will, in carrying out his obligations under this Agreement, report to the President on a regular basis.

4.3 Hours of Work

The Executive acknowledges that the hours of work involved will vary and be irregular and are those hours required to meet the objectives of the Company. The Executive acknowledges that this Section constitutes an agreement to work such hours where such agreement is required by applicable legislation. The Executive also acknowledges that he is a senior executive of the Company and is in the position of a fiduciary with respect to the Company and all of its property and assets, whether tangible or intangible.

4.4 Place of Work

The Executive acknowledges that in order to devote substantially all of his full time and energies to the Business and affairs of the Company, the Executive will be required to reside within the Greater Vancouver Regional District and to fulfill his duties to the Company primarily from the Company's principal business office in Vancouver, British Columbia.

5. CONFIDENTIAL INFORMATION

5.1 No Use of Other Information

The Company is not employing the Executive to obtain the confidential information or business opportunities of any prior employer and the Executive is hereby requested and directed by the Company to disclose to the Company in writing, and to comply with, any obligations that he may have to any prior employer.

5.2 Confidentiality Obligations

The Executive acknowledges that as the General Manager of the Company, he has acquired and will acquire information about certain matters and things which are confidential to the Company, which information is the exclusive property of the Company. Further, the Executive acknowledges that the Business depends significantly upon the maintenance of trade secrets, technical innovations and other confidential, proprietary information that the Company has developed over a long period of time and at great expense. The Executive further acknowledges that the Company has developed a close and valuable relationship with many of its customers and suppliers. In partial consideration for the Executive's employment by the Company, the Executive covenants and agrees that he will not, at any time during the term of his employment by the Company or thereafter, until such information becomes part of the public domain, reveal, divulge or make known to any persons or entity (other than the Company and its duly authorized employees) or use for his own or any other's benefit, the Company's trade secrets, the source code of its software products, software products, production processes and materials, formulae, research techniques or accomplishments, copyrights, trademarks, patents, knowledge of any of the business or financial affairs of the Company, and personnel files, as well as customer lists and information concerning the identity, needs, and desires of actual and potential customers of the Company and its subsidiaries, joint ventures, partners, and other affiliated persons and entities as well as any other information regarded by the Company as confidential, which during or after his employment pursuant hereto is made known to the Executive. The Executive acknowledges that, without prejudice to any and all other rights of the Company, an injunction is the only effective remedy to protect the Company's rights and property as set out in this Section and the Executive hereby consents to entry of an injunction against him if he breaches the provisions of this Section, restraining him from any further breach of this Section.

6. INVENTIONS AND DISCOVERIES

6.1 Disclosure and Assignment

The Executive agrees to fully and freely (and without expense to the Company) record in a legible manner, in writing or in electronic form, and to communicate to the Company, and the Executive hereby assigns to the Company without the need for any further consideration or compensation therefor, all of his right, title and interest in and to all Intangible Property.

6.2 Waiver of Moral Rights

The Executive irrevocably waives in favour of the Company any and all moral rights that he may have with respect to the Intangible Property.

6.3 Ownership

All Intangible Property will be the sole and exclusive property of the Company and, upon request by the Company at any time or from time to time during the term or after the termination of the Executive's employment, the Executive will deliver to the Company all designs, drawings, sketches, models, prototypes, notes and other data and records relating to the Intangible Property that may be in his possession or otherwise available to him.

6.4 Further Documents

The Executive agrees that he will at all times (both during the continuance of his employment hereunder and at all times thereafter) take all action and execute and file all such documents to assist the Company or its assignees in every way to protect the rights of the Company or its assignees under this Article 6 (including without limitation the execution of one or more waivers of moral rights) and to vest in the Company or its assignees the entire right, title, interest and benefits (including without limitation patent and copyright rights) in and to any and all Intangible Property.

6.5 Non-Disclosure of Intangible Property

The Executive will not (either during the continuance of his employment hereunder or at any time thereafter) disclose any of the Intangible Property to any Person or use any of the Intangible Property for his own purposes or for any purpose other than those of the Company and its affiliates. Notwithstanding the foregoing, the Executive will have the right to disclose Intangible Property as directed by the Company, provided that all such disclosure is solely for the purpose of furthering the Company's interests.

7. CONFLICT OF INTEREST

During the Term, the Executive will give the Company his undivided loyalty and will devote his entire working time, ability, and attention to the Business, and he will not accept other employment or engage in any other outside business activity which interferes with the performance of his duties and responsibilities under this Agreement, except with the prior written consent of the Company.

8. VACATION

The Executive will be entitled to a vacation of up to two weeks in each calendar year. Such vacation will be taken at such time as agreed between the Company and the Executive.

9. EXPENSES

The Company will pay or reimburse the Executive for all reasonable travel and other reasonable out-of-pocket expenses actually and properly incurred by him in connection with his duties in accordance with the Company's expense policy in effect from time to time.

10. COMPENSATION

10.1 Salary

The Company will pay to the Executive, and the Executive hereby accepts as full compensation for all his services and duties hereunder, a base salary of $72,000 per annum. The Executive's base salary is payable in accordance with the Company's standard salary payment schedule and is subject to source deductions and other deductions required to be deducted and remitted under applicable provincial or federal laws of Canada or Company policy in effect from time to time.

10.2 Stock Bonus

If the Company achieves the Pro-forma Goals on or before December 31, 2003, the Company shall cause its parent company, Ocean Ventures Inc. ("OCV"), to issue to the Executive One Hundred Twelve Thousand Five Hundred (112,500) common shares in the capital of OCV (the "Bonus Shares"). The right to receive the Bonus Shares shall vest on December 31, 2003 but it shall vest only if (a) the Executive is then still employed by the Company, and (b) the Company has then achieved the Pro-forma Goals. If either of the events described in the preceding sentence does not occur, the right to receive the Bonus Shares shall be cancelled on December 31, 2003 and shall thereafter be of no further force or effect. The Bonus Shares will be subject to such restrictions on resale as are required by law and the certificates evidencing them will bear the following legend:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 ACT (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

11. BENEFITS

The Executive will be entitled to participate in any plans maintained from time to time by the Company for the benefit of the Company's employees, including, but not limited to, those pertaining to group life, accident, sickness and medical insurance and pensions, all within the terms of such plans. Participation by the Executive in any of the foregoing plans, programmes and benefits is subject to the Executive being able to satisfy any pre-conditions of general application to the participation of all employees in such plans. All of the employee benefit plans referred to or contemplated by this Agreement will be governed solely by the terms of the underlying plan documents and by applicable law. Nothing in this Agreement will impair the Company's right to amend, modify, replace and terminate any and all such plans in its sole discretion as permitted by law. This Agreement is for the sole benefit of the Executive and the Company, and is not intended to create an employee benefit plan or to modify the terms of existing plans except as expressly set forth herein.

12. TERMINATION

The Executive's employment hereunder may be terminated in each of the circumstances in Sections 12.1 to 12.5 inclusive.

12.1 Death

This Agreement and the Executive's employment hereunder will terminate immediately upon the death of the Executive. Any termination pursuant to this Section will be deemed to be termination for cause.

12.2 Disability

The Company may terminate the Executive's employment hereunder if the Executive, by reason of physical or mental disability, is unable to fulfil his obligations and duties hereunder on a full time basis for a period of 4 months in any 12 month period (other than by reason of authorized vacation or leave).

12.3 Cause

The Company may terminate the Executive's employment hereunder immediately for cause. The term "cause" will include, without limitation:

(a) any failure by the Executive to observe and perform any of his covenants and obligations under this Agreement, including but not limited to, the failure or refusal of the Executive to comply with the lawful and reasonable directions or instructions of the Company on any material matter;

(b) fraud, dishonesty, negligence or wilful malfeasance by the Executive in connection with the performance of his duties hereunder;

(c) any commission of a crime by the Executive;

(d) any intentional or willful conduct of Executive which in the opinion of the Company, acting reasonably, tends to bring the Company into disrepute;

(e) any use or abuse of alcohol or drugs by the Executive which adversely affects the Executive's ability to perform his duties hereunder;

(f) the failure of the Executive to meet certain reasonable performance objectives that are defined by the Board and that are mutually agreed to in advance by the Executive and the Company in writing, which failure is not cured to the satisfaction of the Company within 15 days after written notice specifying such failure in reasonable detail has been delivered to the Executive;

(g) excessive absenteeism for whatever cause other than as contemplated within Section 12.2 which, in the Company's sole determination, acting reasonably, results in the Executive being unable to perform his duties hereunder; or

(h) any act that would constitute cause under the common law of the Province of British Columbia.

12.4 Without Cause

The Company may terminate this Agreement and the employment of the Executive hereunder at any time without cause and without notice immediately upon payment of the amounts stipulated in Section 13.3, and after the effective date of such termination, the Executive will be entitled to no further rights or benefits hereunder or in connection with his employment by the Company and the Executive hereby irrevocably waives any claims against the Company in that regard. The foregoing amounts represent the Company's maximum termination and severance obligations to the Executive. This provision will remain in full force and effect unamended notwithstanding any other alterations to the Executive's terms and conditions of employment or to this Agreement, whether fundamental or otherwise, unless the Executive and the Company otherwise agree in writing.

12.5 Termination by the Executive

The Executive may terminate this Agreement and his employment with the Company hereunder upon giving not less than 3 months written notice to the Company.

13. COMPENSATION ON TERMINATION

13.1 Compensation on Termination for Disability

During any period that the Executive fails to perform his duties hereunder as a result of a physical or mental disability, the Executive will continue to receive the salary payable to the Executive pursuant to and in accordance with the terms of Article 10 until his employment is terminated pursuant to Section 12.2, provided that payments so made to the Executive will be reduced by the sum of the amounts, if any, payable to the Executive under any disability benefit plans of the Company or under any governmental disability insurance programmes or other plans in which the Executive is a participant or pursuant to which the Executive is entitled to receive benefits.

13.2 Compensation on Termination for Cause

If the Executive's employment is terminated for cause, then the Company will pay the Executive his salary owing up to and including the date of termination and upon making such payment the Company will have no further obligations to the Executive under this Agreement or in connection with his employment by the Company.

13.3 Compensation on Termination Without Cause

If the Executive's employment is terminated by the Company pursuant to Section 12.4 at any time during the first three months of the term of this Agreement, the Company will pay to the Executive, in full and final satisfaction of any obligation that the Company might then have to the Executive, an amount equal to all salary yet unpaid and due to the Executive as at the day of termination and the Executive will not be entitled to receive any notice or termination pay. If the Executive's employment is terminated by the Company pursuant to Section 12.4 at any time after the first three months of the term of this Agreement, the Company will either give to the Executive one week's notice or, at its election, it may pay to the Executive an amount, to be inclusive of all termination and severance amounts payable under this Agreement and any applicable laws, equal to one week of base salary or such greater amount as the Company may be required to give the Executive at that time pursuant to the Employment Standards Act (British Columbia). As at the date of this Agreement, the Employment Standards Act provides for severance payments or notice or a combination of both equal to one week after three months employment, two weeks after twelve months employment and, after three years employment, one week for each completed year of employment to a maximum of eight weeks. Nothing in this Agreement shall be construed as requiring the Company to pay money in lieu of notice unless required to do so pursuant to the Employment Standards Act. All payments made to the Executive under this Section will be less all applicable statutory deductions and withholdings which the Company is required to make from time to time. The amount payable under this Section will be paid to the Executive in equal monthly instalments on the first day of each month during the Time Period. Notwithstanding the foregoing, in the event that the Executive breaches his obligations pursuant to Article 14 of this Agreement, and in addition to any other rights of the Company in such event, the Company's obligation to pay any amounts due to the Executive in excess of those provided for in the Employment Standards Act, under this Section will terminate.

14. NON-COMPETITION AND NON-SOLICITATION

14.1 Non-Competition

The Executive will not, during the Time Period and within the Territory,

(a) directly or indirectly carry on, engage in or participate in any Competitive Business either alone or in partnership or jointly or in conjunction with any other Person; or

(b) directly or indirectly assist (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, independent contractor, supplier, consultant, lender, guarantor, financier or in any other capacity whatever) any Person to carry on, engage in or participate in a Competitive Business; or

(c) have any direct or indirect interest or concern (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, creditor or in any other capacity whatever) in or with any Person, if any part of the activities of such Person consists of carrying on, engaging in or participating in a Competitive Business.

14.2 Non-Solicitation

During the Time Period, the Executive will not:

(a) directly or indirectly solicit any Customer except for the sole benefit of the Company or for a purpose that does not compete with the Company; or

(b) directly or indirectly assist (be it as principal, beneficiary, servant, director, shareholder, partner, nominee, executor, trustee, agent, employee, independent contractor, supplier, consultant, lender, financier or in any other capacity whatever) any Person directly or indirectly to solicit any Customer except for the sole benefit of the Company or for a purpose that does not compete with the Company; or

(c) have any direct or indirect interest or concern (be it as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, creditor or in any other capacity whatever) in or with any Person if any of the activities of such Person or entity consists of soliciting any Customer, if such solicitation is directly or indirectly intended to result in a sale of any product or service to such Customer and is directly or indirectly competitive or potentially competitive with any product or service then produced by the Business; or

(d) on his behalf or on behalf of any Person, directly or indirectly contact customers or clients of the Company to encourage such customers or clients to cease or restrict doing business with the Company, or in any way interfere with or attempt to disrupt the Company's customer and client relationships, contractual or otherwise.

14.3 Employees

During the Time Period, the Executive will not directly or indirectly solicit or induce, or attempt to solicit or induce, or offer employment to, any employee, independent contractor, or consultant of the Company to leave the Company's employ or terminate services to the Company, except for the sole benefit of the Company and with the prior written consent of the Board.

14.4 Exception

Nothing in this Article 14 will prevent the Executive from directly or indirectly owning up to an aggregate of 1% of the issued capital stock of any public company the price of whose shares is quoted in a published newspaper of general circulation.

14.5 Covenants Reasonable

The Executive agrees that:

(a) the covenants contained in this Agreement are essential elements to this Agreement and that the Company would not have entered into this Agreement without them;

(b) considering the market for the products of the Company, the Territory is reasonable in order to protect the legitimate business interests of the Company;

(c) since the breach by him of any of the provisions of this Article 14 would cause serious and irreparable harm to the Company which could not adequately be compensated for in damages, in the event of a breach by him of any of such provisions, the Executive consents to an injunction being issued against him restraining him from any further breach of any such provision, but the provisions of this Section will not be construed so as to be a derogation of any other remedy which the Company may have in the event of such breach; and

(d) the Time Period will be extended by the time the Executive is in breach of any provision of this Article 14.

14.6 Severability

If a court of competent jurisdiction determines that all or any portion of the covenants set forth in this Article 14 are void or unenforceable in the circumstances, then such void or unenforceable provision will, automatically and without further act on the part of the parties hereto, but only as regards those matters or parties before the court, be reduced in scope, territory or duration of time to such an extent that such court would hold the same to be enforceable in the circumstances before the court.

14.7 Covenants Independent

The existence of any claim or cause of action of the Executive against the Company or any affiliate thereof whether pursuant to this Agreement or otherwise will not constitute a defence to the enforcement by the Company of the provisions of this Article 14.

15. GENERAL

15.1 Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the employment of the Executive by the Company and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the parties. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any party to enter into this Agreement or on which reliance is placed by any party, except as specifically set forth in this Agreement.

15.2 Amendment

This Agreement may be amended or supplemented only by a written agreement signed by each party.

15.3 Waiver of Rights

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement will be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement will constitute a waiver of such right. No single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right.

15.4 Applicable Law

This Agreement will be governed by and construed in accordance with the laws in force in the Province of British Columbia. Each party irrevocably submits to the sole and exclusive jurisdiction of the courts of British Columbia with respect to any matter arising hereunder or related hereto.

15.5 Time

Time is and will remain of the essence of this Agreement and all of its provisions.

15.6 Notices

Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder must be in writing and will be sufficiently given or made if:

(a) delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible employee of the Company or any family member of the Executive at the applicable address set forth below;

(b) sent by prepaid first class mail; or

(c) sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record ("Electronic Transmission") during normal business hours on a Business Day, charges prepaid and confirmed by prepaid first class mail;

in the case of a notice to the Executive, addressed to him at:

230 East 37th Avenue
Vancouver, B.C. V5W 1E6

and in the case of a notice to the Company, addressed to it at:

Suite 2055, 88 W. Pender Street
Vancouver, B.C. V6B 4N9

Attention: Chairman of the Board

Each notice sent in accordance with this Section will be deemed to have been received:

(d) at the time on the day it was delivered;

(e) at the beginning of business on the third Business Day after it was mailed (excluding each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause); or

(f) one hour after they were sent on the same day that it was sent by Electronic Transmission, or at the start of business on the first Business Day thereafter if the day on which it was sent by Electronic Transmission was not a Business Day.

The Executive or the Company may change the address for notice by giving notice to each other as provided in this Section.

15.7 Assignment

This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor in interest to the Business. If the Company does not survive any merger, acquisition, or other reorganization, then it will make a reasonable effort to obtain an assumption of this Agreement by the surviving entity in such merger, acquisition, or other reorganization, but the failure to obtain such assumption will not prevent or delay such merger, acquisition, or other reorganization or relieve the Company of its obligations under this Agreement. Subject thereto, this Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal personal representatives, successors (including any successor by reason of amalgamation or statutory arrangement of any party) and permitted assigns.

15.8 Severability

Subject to Section 15.7, if any provision of this Agreement is determined to be invalid or unenforceable, that will not affect the validity or enforceability of any other provision hereof. The parties will in good faith negotiate a mutually acceptable and enforceable substitute for the invalid or unenforceable provision, which substitute will be as consistent as possible with the original intent of the parties.

15.9 Further Assurances

Each party will do such acts and will execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at all time and from time to time reasonably requests be done and or executed, in order to give full effect to the provisions of this Agreement.

15.10 Independent Legal Advice

The Executive acknowledges that he has read and that he fully understands this Agreement and he acknowledges and agrees that the Company has given him the opportunity to seek, and has recommended that he obtain, independent legal advice with respect to the subject matter of this Agreement. Further, the Executive hereby represents and warrants to the Company that he has sought independent legal advice or waives such advice.

15.11 Counterpart

This Agreement may be executed in counterpart, each of which, when so executed, will be deemed to be an original copy hereof and thereof, and all such counterparts together will constitute but one single agreement. Each party may deliver a counterpart signature page by facsimile transmission.

IN WITNESS WHEREOF the parties have duly executed this Agreement on the date first written above.

DIGITAL YOUTH NETWORK INC.

Per: /s/ Robert Skoko
Name: Robert Skoko
Title: Vice President Retail

SIGNED, SEALED and DELIVERED by JASON JASPAR in the presence of: /s/ Robert Skoko Signature Robert Skoko Print Name 8818 Erin Avenue Address Burnaby, BC V3N 4E9 Businessman Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jason Jaspar JASON JASPAR

OCEAN VENTURES INC. hereby joins in this Agreement as at the Effective Date for the limited purpose of agreeing to the provisions of Section 10.2, pertaining to the issue of Bonus Shares, but only to the extent that the Company is, on the one-year anniversary of the Effective Date, still the wholly-owned subsidiary of Ocean Ventures Inc.

OCEAN VENTURES INC.

By: /s Raymond Mol
Authorized Signatory

SCHEDULE "A"

PRO-FORMA FINANCIAL GOALS

During the period beginning January 1, 2003 and ending December 31, 2003, Digital Youth Network Inc. must obtain 40,000 connected and in-service subscribers and it must have booked revenue, calculated in accordance with GAAP, of at least $1,000,000 (Canadian $).